Exhibit 5.1

[LETTERHEAD OF HELLER EHRMAN WHITE & MCAULIFFE LLP]

October 1, 2004

Neurobiological Technologies Inc.

3260 Blume Drive, Suite 500

Richmond, California 94806

Re:	Neurobiological Technologies, Inc. Registration Statement on Form S-8 for 1,500,000 Shares of Common Stock

Ladies and Gentlemen:

We have acted as counsel to Neurobiological Technologies, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission on or about October 1, 2004 (the “Registration Statement”), for the purpose of registering under the Securities Act of 1933, as amended, (i) 1,000,000 shares of the Company’s Common Stock, $0.001 par value per share, issuable under the Company’s 2003 Equity Incentive Plan (the “Incentive Plan”), and (ii) 500,000 shares of the Company’s Common Stock issuable under the Company’s 2003 Employee Stock Purchase Plan (the “ESPP”). The Incentive Plan and the ESPP are collectively referred to herein as the “Plans.” All 1,500,000 shares of Common Stock issuable under the Plans are collectively referred to herein as the “Shares.”

This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

For purposes of rendering this opinion, we have examined the originals or copies identified to our satisfaction as being true and complete copies of the Company’s charter and bylaws documents, the corporate proceedings taken by the Company in connection with the establishment of the Plans and such other corporate records, certificates of officers of the Company and public officials, and have made such other factual and legal investigations as we have deemed relevant, necessary or appropriate. In such examination, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as conformed or photo copies and the authenticity of the originals of such copies. With respect to agreements and instruments executed by natural persons, we have assumed the legal competency and authority of such persons. As to facts material to the opinion expressed herein that were not independently established or verified by us, we have relied upon oral or written statements and representations of the Company and others.

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Based on such review, and assuming that the purchase or exercise price is at least equal to, and the Company receives cash at least equal to, the par value of the Shares, and a binding commitment for any remaining balance, we are of the opinion that if, as and when the Shares have been issued and sold pursuant to (a) the provisions of option agreements or stock awards duly authorized under the Incentive Plan and in accordance with the Registration Statement, or (b) duly authorized direct stock issuances in accordance with the ESPP and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

This opinion is limited to the federal laws of the United States of America and the General Corporation Law of the State of Delaware. We disclaim any opinion as to the laws of any other jurisdication. We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.

We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein.

Very truly yours,

/s/ Heller Ehrman White & McAuliffe LLP